Exhibit 99.B(d)(85)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Analytic Investors Inc.

Dated July 1, 2003, as amended on October 28, 2004 and March 10, 2006

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Diversified Alpha Fund (f/k/a Large Cap Disciplined Equity Fund)
Managed Volatility Fund
Global Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors Inc.

By:	By:
/s/ Sofia A. Rosala	/s/ Marie Nastasi Arlt

Name:	Name:
Sofia A. Rosala	Marie Nastasi Arlt

Title:	Title:
Vice President	Chief Operating Officer

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Analytic Investors Inc.

Dated July 1, 2003, as amended on October 28, 2004 and March 10, 2006

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Diversified Alpha Fund
(f/k/a Large Cap Disciplined Equity Fund)

Managed Volatility Fund

Global Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors Inc.

By:	By:
/s/ Sofia A. Rosala	/s/ Marie Nastasi Arlt

Name:	Name:
Sofia A. Rosala	Marie Nastasi Arlt

Title:	Title:
Vice President	Chief Operating Officer